Exhibit 10.4

Form Of Indemnification Agreement

THIS AGREEMENT, dated as of the ____ day of  ___________, 20___, by and between MGPI Holdings, Inc., a Kansas corporation (the “Company”), and ______________ (the “Indemnitee”).

WHEREAS, it is contemplated that shortly after executing this Agreement the Company will change its name to MGP Ingredients, Inc.;

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

WHEREAS, the Kansas legislature, in recognition of the need to secure the continued service of competent and experienced people in senior corporate positions and to assure that they will be able to exercise judgment without fear of personal liability so long as they fulfill the basic duties of honesty, care and good faith, has enacted K.S.A. 17-6305, which empowers the Company to indemnify its officers, directors, employees and agents and expressly provides that the indemnification provided by the statute is not exclusive;

WHEREAS, the Bylaws of the Company require the Company to indemnify and advance expenses to its directors and officers to the fullest extent now or hereafter authorized by the Kansas Statutes Annotated, and the Bylaws, further, provide that the right to indemnification and payment of expenses conferred therein shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise; and

WHEREAS, in recognition of the fact that the Indemnitee continues to serve as a director or officer of the Company, in part in reliance on the Bylaws, and of the fact of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to the Bylaws or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), and due to the possibility that the Company’s directors’ and officers’ liability insurance coverage could at some future time become inadequate, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) now or hereafter authorized or permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, through service to another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. CERTAIN DEFINITIONS:

(a) “Acquiring Person” means a person, entity or group that has made an acquisition described in Section 1(e)(i) or the reorganized or surviving company in a reorganization or consolidation described in Section 1(e)(iii).

(b) “Approved Law Firm” shall mean any law firm that has at least twenty (20) attorneys (wherever located) and an office located in Kansas and is rated “av” by Martindale-Hubbell Law Directory; provided, however, that such law firm shall not, for a five-year period prior to the earliest date as of which Indemnitee first has actual knowledge of the relevant Indemnifiable Claim, have been engaged by the Company, an Acquiring Person, any affiliate or associate of an Acquiring Person, or Indemnitee.

(c) “Applicable Standard of Conduct” shall mean the standard of conduct that must be satisfied to permit indemnification under K.S.A. 17-6305(a) or (b), whichever is or would be applicable under the circumstances.

(d) “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e) A “Change in Control” shall be deemed to have occurred upon:

(i) The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries, trustees of the MGP Ingredients, Inc. Voting Trust or of the Cray Family Trust, or any person who acquires common or preferred stock of the Company from Cloud L. Cray, Jr. or from any trust controlled by or for the benefit of Cloud L. Cray, Jr. prior to or as a result of his death), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least 30% of the then outstanding shares of common stock and 50% of the then outstanding shares of $10 par value preferred stock of the Company or 30% of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) The cessation, for any reason, of individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) Approval by the stockholders of the Company of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized or surviving company’s then outstanding voting securities, or (B) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

(f) “Claim” shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(g) “Company-Related Enterprise” shall mean any corporation of any type or kind, domestic or foreign, partnership, joint venture, trust, employee benefit plan or other enterprise for which Indemnitee serves or has served as a Fiduciary at the request of the Company.  For this purpose, and without limitation of any indemnification provided hereunder, if Indemnitee serves as a Fiduciary for (i) another corporation, partnership, joint venture or trust of which 20 percent or more of the voting power or residual economic interest is held, directly or indirectly, by the Company, or (ii) any employee benefit plan of the Company or any entity referred to in clause (i), Indemnitee shall be deemed to be doing or to have done so at the request of the Company.

(h) “Expenses” shall include attorneys’ fees and all other costs, expenses and obligations reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Indemnifiable Claim, together with interest, computed at the Company’s average cost of funds for short-term borrowings, accrued from the date of payment of such expense to the date Indemnitee receives reimbursement therefor.

(i) “Fiduciary” shall mean director, officer, general partner, manager, employee, trustee, agent or other fiduciary.

(j) “Indemnifiable Claim” shall mean any Claim based upon, or arising in whole or in part out of (i) the fact that Indemnitee is or was a Fiduciary of the Company or is or was a Fiduciary of any Company-Related Enterprise, (ii) anything done or not done (or alleged to have been done or not done) by Indemnitee in any such capacity or (iii) anything done or not done (or alleged to have been done or not done) by Indemnitee in any other capacity for the Company or a Company-Related Enterprise while serving as a Fiduciary of the Company or a Company-Related Enterprise.

(k) “Reviewing Party” shall be (i) the Board of Directors, acting by majority vote of directors (the “Disinterested Directors”) who are not parties to the particular Claim with respect to which Indemnitee is seeking indemnification, even through less than a quorum, (ii) a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, (A) independent legal counsel or (B) the stockholders.

2. BASIC INDEMNIFICATION ARRANGEMENT.  If Indemnitee was, is or becomes at any time a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, an Indemnifiable Claim, the Company shall indemnify Indemnitee to the fullest extent now or hereafter authorized or permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses, judgments, fines (including excise taxes assessed against Indemnitee with respect to an employee benefit plan), penalties and amounts paid in settlement of such Claim (including all interest, assessments and other charges paid or payable in connection with, or in respect of, such Expenses, judgments, fines, penalties or amounts paid in settlement).  If so requested by Indemnitee, and upon compliance with the condition stated in Section 3, the Company shall advance (within two business days of such request and compliance) any and all Expenses to Indemnitee (an “Expense Advance”).  Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement (i) in respect of any Claim based upon or arising out of conduct of Indemnitee that does not satisfy the Applicable Standard of Conduct, or (ii) in any action by or in the right of the Company in which Indemnitee has been finally adjudged to be liable to the Company, unless and only to the extent that the court in which the proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, nor shall the Company be liable, unless otherwise provided by separate written agreement, bylaw or other provision for indemnity, to make any payment in connection with any Claim (x) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, (y) for amounts paid in settlement of any proceeding effected without the written consent of the Company, which consent shall not be unreasonably withheld or (z) in connection with any Claim initiated prior to a Change in Control by Indemnitee, unless the Board of Directors has joined in or consented to the initiation of such Claim.

3. PAYMENT.

a.           Notwithstanding the provisions of Section 2, the indemnification obligations of the Company under Section 2 (which shall in no event be deemed to preclude any right to indemnification to which Indemnitee may be entitled under K.S.A. 17-6305) shall be subject to the condition that unless indemnification is ordered by a court, the Reviewing Party shall have authorized such indemnification in the specific case upon a determination that Indemnitee has met the Applicable Standard of Conduct and that indemnification is not precluded by circumstances described in the last sentence of Section 2 of this Agreement.  If the Reviewing Party is independent legal counsel, the determination shall be made in a written opinion.

b.           The Company shall promptly call a meeting of the Board of Directors with respect to a Claim and agrees to use its best efforts to facilitate a prompt determination by the Reviewing Party with respect to the Claim. Indemnitee shall be afforded the opportunity to make submissions to the Reviewing Party with respect to the Claim.

c.            The Company shall have no obligation under this Agreement to make an Expense Advance pursuant to Section 2 with respect to matters described in clauses (y) and (z) of the last sentence of Section 2.

d.           The obligation of the Company to make an Expense Advance pursuant to Section 2 shall only be subject to the condition that the Indemnitee must first deliver to the Company a signed, written undertaking to repay the Expense Advance (i) if and when Indemnitee settles any proceeding without the written consent of the Company, which consent shall not be unreasonably withheld or (ii) if, when and to the extent that the Reviewing Party determines that Indemnitee is not entitled to be indemnified under Section 2 and applicable law; provided, however, with respect to clause (ii), that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified under Section 2, applicable law or both, any decision by the Reviewing Party not to authorize indemnification shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto and all rights of appeal therefrom have been exhausted or lapsed.

e.            If a claim for indemnification or Expense Advance has not been paid in full by the Company within ninety (90) days after written demand is presented to the Company, Indemnitee shall have the right to commence litigation in any court in the State of Kansas having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and agrees to appear in any such proceeding.  It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the Indemnitee has not met the Applicable Standard of Conduct, but the burden of proving such defense shall be on the Company.  However, neither the failure of the Reviewing Party to have made a determination prior to the commencement of such action that the Indemnitee has met the Applicable Standard of Conduct, nor an actual determination by the Reviewing Person that the Indemnitee had not met such Applicable Standard of Conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the Applicable Standard of Conduct.

4. COMPANY PARTICIPATION.  The Company shall be entitled to participate at its expense in any proceeding for which Indemnitee may be entitled to indemnity hereunder, and it may assume the defense thereof with counsel satisfactory to the Indemnitee unless the Indemnitee reasonably concludes that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense.

5. CHANGE IN CONTROL.  If there is a Change in Control (other than a Change in Control which has been approved by a majority of the directors who were directors immediately prior to such Change in Control and were or are deemed to have been members of the Incumbent Board), then (i) for the purpose of all authorizations and determinations pursuant to the first sentence of Section 3 hereof and K.S.A. 17-6305, the Reviewing Party shall be independent legal counsel and (ii) with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and Expense Advances under this Agreement, the Company (including the Board of Directors) shall seek legal advice from (and only from) special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who (except in connection with such matters) has not performed services for the Company (or any subsidiary of the Company) or an Acquiring Person, any affiliate or associate of an Acquiring Person, or Indemnitee within the five-year period prior to the earliest date as of which Indemnitee first has actual knowledge of the relevant Indemnifiable Claim.  Unless Indemnitee has theretofore selected counsel pursuant to this Section 5 and such counsel has been approved by the Company, any Approved Law Firm selected by Indemnitee shall be deemed to be approved by the Company.  Such counsel, among other things, shall render their written opinion to the Company, the Board of Directors and Indemnitee as to whether and to what extent Indemnitee is entitled to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel, to the extent not prohibited by applicable rules of professional conduct, against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or counsel’s engagement pursuant hereto.  As used in this Agreement, the terms “affiliate” and “associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

6. INDEMNIFICATION FOR ADDITIONAL EXPENSES.  The Company shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) that are reasonably incurred by Indemnitee in connection with any claim successfully asserted, in whole or in part, or action brought by Indemnitee in which the Indemnitee prevails, in whole or in part, for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Bylaw of the Company now or hereafter in effect relating to Indemnifiable Claims or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company.

7. PARTIAL INDEMNITY, ETC.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement relating to a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Indemnifiable Claims or in defense of any issue or matter relating to an Indemnifiable Claim, including dismissal without prejudice, Indemnitee shall be indemnified, to the extent permitted by law, against all Expenses incurred in connection with such Indemnifiable Claims.

8. BURDEN OF PROOF.  In connection with any determination by the Reviewing Party or a court as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

9. NO PRESUMPTION.  For purposes of this Agreement, the termination of any claim, action, suit or proceeding, whether civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

10. NONEXCLUSIVITY, ETC.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Articles of Incorporation or Bylaws of the Company, applicable law, any other agreement, or otherwise.  To the extent that a change in the law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

11. LIABILITY INSURANCE.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

12. AMENDMENTS, ETC.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be effective unless in writing and no written waiver shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13. SUBROGATION.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.  Indemnitee shall not be obligated to incur any expense in connection with, and Indemnitee shall be entitled to reasonable compensation for any time devoted by Indemnitee to, securing such rights of recovery for the Company.

14. NO DUPLICATION OF PAYMENTS.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Articles of Incorporation or Bylaws of the Company, or otherwise) of the amounts otherwise indemnifiable hereunder.

15. SPECIFIC PERFORMANCE.  The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law.  Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either at law or in equity, to obtain damages, enforce specific performance, enjoin such violation, obtain any other relief, or any combination of the foregoing.

16. BINDING EFFECT, ETC.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets, or both, of the Company), assigns, spouses, heirs, and personal and legal representatives.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a Fiduciary of the Company or a Company-Related Enterprise.

17. SEVERABILITY.  The provisions of this Agreement shall be severable if any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

18. GOVERNING LAW.  This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of Kansas applicable to contracts made and to be performed in such state, without giving effect to the principles of conflicts of laws.

19. COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement effective as of the date first above written.

MGPI Holdings, Inc.

By: _______________________
Name: _____________________
Title: ______________________

_________________________
Name: ____________________